                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule
      14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[x]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                          First Coastal Corporation.
                          --------------------------
               (Name of Registrant as Specified In Its Charter)

      ------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4)  Proposed maximum aggregate value of transaction:

    5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
    2)  Form, Schedule or Registration Statement No.:
    3)  Filing Party:
    4)  Date Filed:

[Norway Savings Bank Logo]                           [First Coastal Corp. Logo]


                      TWO OF MAINE'S OLDEST BANKS MERGE
                    TO FORM ONE OF THE LARGEST IN THE STATE

     For Immediate Release

MONDAY, APRIL 2, 2001

CONTACT: ROBERT HARMON, PRESIDENT & CEO, NORWAY SAVINGS BANK (207) 743-7986 GREG CASWELL, PRESIDENT & CEO, COASTAL BANK (207) 772-3242

PORTLAND-MAINE, April 2-First Coastal Corporation (NASDAQ:FCME)("First Coastal"), the parent company of Portland-based Coastal Bank, and Norway Bancorp, the mutual holding parent company of Norway Savings Bank, today announced a definitive agreement for Norway Bancorp to acquire First Coastal in a cash acquisition at $21.00 for each outstanding share of First Coastal stock. The transaction, which is expected to close in the third quarter of 2001 pending shareholder and regulatory approval, is valued at approximately $27 million.

Under the terms of the agreement, which has been unanimously approved by the Boards of Directors of both companies, the two banks will be merged, and Coastal Bank will operate as a division of Norway Savings Bank. The combination of two of Maine's oldest banking institutions will create the fourth largest Maine-based bank, with approximately $580 million in combined assets, and 18 offices in southern and western Maine. Coastal Bank was established in 1858, and Norway Savings Bank was established in 1866. Norway's headquarters will remain in Norway and the Coastal Bank division will continue to be headquartered in Portland.

"This merger provides both banks the opportunity for growth and expansion while maintaining our local bank philosophies and separate identities. This is the best of both worlds - for the customers and for the communities served by the two banks," stated Robert Harmon, President and Chief Executive Officer of Norway Savings Bank. "We have similar cultures, goals for growth, and both offer superior customer service. This merger allows us greater financial strength and positions us to offer our customers more services and locations to do their banking. Together we will continue to be a Maine-based, community bank which is locally controlled and committed to high quality customer service."

Working together is not new for the two banks. Norway Savings Bank and Coastal Bank are two of the three owners of Financial Institutions Service Corporation
(FISC) located in Lewiston, Maine. FISC was formed in 1977 and now serves more than 150 financial institutions. "Smaller banks in Maine need to work together to compete with the larger, out of state owned banks," said Harmon. Another example of working together took place in 2000, when Norway Savings and Coastal brought 18 Maine banks together to form Maine Cash AccessSM - a surcharge-free alliance of more than 150 ATMs located throughout the State.

"The Board of First Coastal is extremely pleased to bring this transaction to our stockholders," said Greg Caswell, President and Chief Executive Officer of First Coastal. "This transaction allows the Company to maximize shareholder value in advance of meeting the goals of our strategic plan, while preserving the success and future of Coastal Bank. Norway Savings Bank will be a great partner for Coastal Bank. Together we can further expand our product and service offerings to our communities, while continuing to provide the exceptional customer service for which both banks are noted."

The transaction must be approved by First Coastal's shareholders, the Maine Bureau of Banking, FDIC and Federal Reserve Board. Subject to receipt of all approvals, a closing is anticipated in the third quarter of 2001.

Certain matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "may," "will," "should," "estimates," or "anticipates" or the negative thereof or other variations thereof or comparable terminology. All forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual transactions, results, performance or achievements of First Coastal to be materially different from those expressed or implied by such forward-looking statements. Although First Coastal has made such statements based on assumptions which it believes to be reasonable, there can be no assurance that the actual transactions, results, performance or achievements will not differ materially from First Coastal's expectations. For example, there are a number of important factors with respect to such forward-looking statements that could materially and adversely affect the future results associated with forward-looking statements, such as (i) the impact of changes in market rates of interest, economic conditions, or competitive factors on First Coastal's deposit products and loan demand and asset quality; (ii) the possibility that certain transactions, such as the opening of new branches, the introduction of new banking products or other planned or contemplated events, may not occur or may not be initiated with the degree of success contemplated;
(iii) the possibility that operating expenses may be higher than anticipated;
(iv) the effect that changes in the general economic and competitive conditions in markets in which First Coastal operates could have on First Coastal's financial performance and condition; (v) First Coastal's ability to control its provision for loan losses, and to achieve its goals with respect to net interest rate spread and margin; (vi) the level of demand for new and existing products; and (vii) legislative and regulatory changes, changes in tax policies, rates and regulations and changes in accounting principles, policies or guidelines. Should one or more of these risks or other uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described in the forward-looking statements. First Coastal does not intend to update forward-looking statements.

In connection with the merger, First Coastal will be filing a proxy statement with the Securities and Exchange Commission. STOCKHOLDERS OF FIRST COASTAL ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement when it becomes available and other documents filed by First Coastal with the Securities and Exchange Commission in connection with the merger at the Securities and Exchange Commission's web site at www.sec.gov. Stockholders of First Coastal may also obtain for free the proxy statement and other documents filed by First Coastal in connection with the merger by directing a request to: First Coastal Corporation, 1200 Congress Street, Portland, Maine 04102, Attention: Corporate Secretary.

First Coastal and its directors and executive officers may be deemed to be participants in the solicitation of proxies from First Coastal stockholders in favor of the merger. These directors and executive officers include the following: Gregory T. Caswell, MaryEllen FitzGerald, Normand E. Simard, Edward
K. Simensky, David B. Hawkes, Sr., Charles A. Stewart III, Dennis D. Byrd, Roger
E. Klein and William E. Saufley. Collectively, as of March 31, 2001, the directors and executive officers of First Coastal may be deemed to beneficially own approximately 9.8% of the outstanding shares of First Coastal common stock. Stockholders of First Coastal may obtain additional information regarding the interests of the participants by reading the proxy statement when it becomes available.

                                     # # #